Exhibit 99.2

Ault Global Holdings, Inc Q1 - 2021 Financial Results May 24, 2021

Forward - Looking Statements S AFE H ARBOR 2 This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward - looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words s uch as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “m ay, ” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward - looking statements. Forward - looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward - looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in an y forward - looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10 - K, 10 - Q and 8 - K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com .

Q1 2021 Highlights F INANCIAL R ESULTS 3 □ Revenue of $13.2 million, an increase of 136% from $5.6 million in the prior first fiscal quarter □ Revenue from lending and trading activities of $5.2 million due to the allocation of capital to the Company’s wholly - owned subsidiary, Digital Power Lending, LLC □ Revenue from cryptocurrency mining of $130,000 as the Company resumed cryptocurrency mining operations with approximately 1,000 miners during March 2021 □ Net income of $2.0 million for the quarter, which represents the first quarterly profit under current management □ Cash of $107.8 million and marketable securities of $18.2 million and other investments of $36.5 million as of March 31, 2021

Revenues F INANCIAL R ESULTS 4 Our revenues increase by $ 7 , 639 , 195 ( 136% ) to $ 13 , 244 , 629 for the first three months ended March 31 , 2021 from $ 5 , 605 , 434 for the first three months ended March 31 , 2020 . Gresham Worldwide Gresham Worldwide, Inc.’s revenues increased by $2.0 million, or 45%, to $6.4 million for the three months ended March 31, 20 21, from $4.4 million for the three months ended March 31, 2020. The increase in revenue from our Gresham Worldwide segment for customized solutions for th e m ilitary markets reflects the benefit of capital that was allocated to our defense business based on the overall improved capital structure of the Comp any . Gresham Worldwide’s revenue in 2021 includes $1.8 million from Relec Electronics Ltd., which was acquired on November 30, 2020. Revenue from Enertec Systems 2001 Ltd., which largely consists of revenue recognized over time, for the three months ended March 31, 2021 increased $133,000 or 5.8% from t he prior - year period. Coolisys Coolisys Technologies Corp.’s revenues increased by $201,000, or 16%, to $1.4 million for the three months ended March 31, 2021, from $1 .2 million for three months ended March 31, 2020. Ault Alliance Revenues from our cryptocurrency mining operations revenues increased by $130,000, or 100% from the three months ended March 31, 2020, as we resumed our cryptocurrency mining operations during the first quarter of 2021, due to improved business conditions. Our decision to r esu me cryptocurrency mining operations in 2021 was based on several factors, which had positively affected the number of active miners we operated, inclu din g the market prices of digital currencies, and favorable power costs available at our Michigan data center. Revenues from our lending and trading activities increased to $5.2 million, for the three months ended March 31, 2021, from $ 36, 000 for the three months ended March 31, 2020 which is attributable to a significant allocation of capital from our recent equity financing transactio ns to our loan and investment portfolio. Under its business model, Digital Power Lending generates revenue through origination fees charged to borrowers an d i nterest generated from each loan. Digital Power Lending may also generate income from appreciation of investments in marketable securities as well as any sh ares of common stock underlying convertible notes or warrants issued to Digital Power Lending in any particular financing.

Financial Results

Operating Expenses

Operating expenses increased to $6.9 million for the three months ended March 31, 2021, representing an increase of $2.2 million compared to $4.7 million for the three months ended March 31, 2020.

The increase in operating expenses from the three months ended March 31, 2020, was due to the following:

- Engineering and product development expenses increased by $161,000 due to costs incurred at Coolisys related to the development of our electric vehicle charger products.
- Selling and marketing expenses increased $903,000 as result of increases in personnel costs directly attributable to an increase in sales and marketing personnel and consultants primarily at Ault Alliance related to digital marketing, digital learning, and the lending and trading platform.
- General and administrative expenses increased $2.2 million mainly due to higher consulting, audit, legal and insurance costs. In addition, general and administrative costs increased related to the Michigan Data Center, operated by Alliance Cloud Services. General and administrative expenses during the three months ended March 31, 2021 include $341,000 of costs from Relec, which was acquired on November 30, 2020.
- The three months ended March 31, 2020 included a $1.0 million provision for credit losses.

The Company's Chief Financial Officer, Kenneth S. Cragun, said, "The financial results for the first quarter of 2021 demonstrate that we are achieving our objectives to grow revenue and improve operating results, with revenue growth of 136% over the prior first fiscal quarter and net income of $2.0 million. We saw tremendous growth from our lending and trading activities with the infusion of capital and continued growth in our defense business. Our gross margins for the year ended December 31, 2020 improved considerably, up $6.4 million, or 364% from the prior first fiscal quarter. We significantly improved our balance sheet as well, ending fiscal year 2020 with positive working capital of $119.5 million, due to our ability to raise capital in the public market."

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Executive Chairman Commentary FINANCIAL RESULTS 6 Ault Global's Founder and Executive Chairman, Milton "Todd" Ault, III said, "Our positive financial results in the first quarter of 2021 result from years of strategic planning. During this time, we have strengthened our operating businesses, funded Digital Power Lending, our financial services subsidiary, and improved our balance sheet tremendously. We are pleased to report significant revenue growth and are optimistic of the long-term potential of Digital Power Lending. As I said in the previous quarter when commenting about our fiscal year ended December 31, 2020, with the strongest balance sheet in the Company's history, a capable management team, and a talented group of CEOs at the subsidiary level, the future prospects look bright for the Company in the short and long term." Mr. Ault added "I believe the current quarter results demonstrate that our holding company platform works as envisioned and provides the Company strength through the diversity of our holdings. Our recent capital raise of approximately $165 million has enabled us to fund our subsidiaries and eliminate our high-cost debt. We see strength across all our subsidiaries and expect to allocate additional capital to our lending and investment platform in the second quarter. Simply stated, we are in the strongest position of our company's 52-year history. The first quarter results constitute a promising start to 2021. Considering our subsidiaries operating in the sectors of defense, electric vehicle chargers, power electronic businesses, data center, crypto mining, lending and investment platform the road ahead is bright."

Key Corporate Initiatives & Business Updates C ORPORATE 7 □ Exploring a potential IPO or other transaction to access capital markets for our Gresham Worldwide defense business □ Exploring a potential IPO for our power electronics and electric vehicle charger business □ Completing the initial 30,000 square foot buildout of our Michigan data center □ Ramping up cryptocurrency mining operations at our Michigan data center □ Ramping up fulfilment of the $50 million MTIX purchase order for MLSE plasma - laser systems □ Expanding our loan and investment portfolio at Digital Power Lending □ Considering further acquisitions

Overview of Company C ORPORATE Raise capital to fund growth, increase lending activities and make potential acquisitions Shareholder value expected to increase through growth or strategic transactions Current focus on defense and aerospace, power solutions, lending Holding Company structure and focus Strategy • Key business units to operate with more autonomy • Provide the structure to raise, allocate, deploy and manage significant permanent capital • Raise capital to fund growth of subsidiaries • Provide the wherewithal to purchase companies we believe we can operate more effectively than incumbent management • Focus on opportunities with large addressable markets • Gresham Worldwide defense business led by Jonathan Read and Tim Long with announced new board of directors • Coolisys Technologies power solutions, EV charging, and power storage business led by Amos Kohn • Ault Alliance Inc. lending, data center, media, and investments, led by Darren Magot 8

CORPORATE

Ault Global Holdings Org Chart

→ **What It Is:** AGH is a holding company managed by a team of seasoned Wall Street professionals with over 75 years of cumulative experience in Private Equity, Venture Capital and Activism

→ **Why Ault Global:** We are a diversified holding company acquiring undervalued assets and disruptive technologies with a global impact

→ **Who We Are:**

- Milton "Todd" Ault III – Executive Chairman
- William Horne – Chief Executive Officer and Vice Chairman
- Kenneth Cragun – Chief Financial Officer
- Henry Nisser – President and General Counsel
- Darren Magot – Head of Operations
- David Katzoff – Senior VP of Finance
- Douglas Gintz – CTO
- Joe Spaziano – CIO
- James Turner – Deputy General Counsel & VP of Legal Affairs
- Laura Kim – Assistant General Counsel


Ault Global Holdings, Inc.
Coolisys Technologies Corp.
Gresham Worldwide, Inc.
Ault Allliance, Inc.
Digital Power Corporation
Coolisys Technologies, Inc.
Digital Power Lending, LLC
Microphase Corporation
Alliance Cloud Services, LLC
Gresham Power Electronics Ltd. (f/k/a Digital Power Limited)
Tansocial, LLC
Enertec Systems 2001 Ltd.
Relec Electronics Ltd.

Power Supplies
$25 billion
addressable market

Defense & Aerospace
$930 billion
addressable market

FinTech
$130 billion
addressable market

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Thank you! Comments/Questions Q1 - 2021